As filed with the Securities and Exchange Commission on June 12, 2014
Registration No. 333-183912
333-171184

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-1 ON
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________________________
ADCARE HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Georgia	8051	31-1332119
(State or other jurisdiction of incorporation or organization)	(Preliminary Standard Industrial Classification Code Numbers)	(I.R.S. Employer Identification Number)

1145 Hembree Road
Roswell, Georgia 30076
(678) 869-5116
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald W. Fleming
Chief Financial Officer
AdCare Health Systems, Inc.
1145 Hembree Road
Roswell, Georgia 30076
(678) 869-5116 ext. 122
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Lori A. Gelchion, Esq.
Rogers & Hardin LLP
2700 International Tower
229 Peachtree Street, N.E.
Atlanta, Georgia 30303
(404) 522-4700

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
________________________________________________
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.☐

Large accelerated filer ☐                 Accelerated filer ☐

Non-accelerated filer ☐             Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
This Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (this “Post-Effective Amendment”) is being filed to update the Registrant’s Registration Statement on Form S-1 (No. 333-183912) to, among other things, convert the Registration Statement on Form S-1 into a Registration Statement on Form S-3 because the Registrant is once again eligible to use Form S-3. This Registration Statement contains a combined prospectus pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), that relates to the following registration statements (collectively, the “Prior Registration Statements”):

•
Registration Statement on Form S-3 originally filed with the Securities and Exchange Commission (the “SEC”) on December 15, 2010 (File No. 333-171184), as amended by Pre-Effective Amendment No. 1 thereto filed with the SEC on January 13, 2011, as amended by Post-Effective Amendment No. 1 thereto filed with the SEC on December 31, 2013, registering the resale by the selling shareholders identified therein of 2,229,491 shares of common stock issuable upon conversion of the Registrant’s unsecured 10% subordinated convertible promissory notes issued in October 2010 (the “2010 Notes”); and

•
Registration Statement on Form S-3 originally filed with the SEC on September 14, 2012 (File No. 333-183912), as amended by Post-Effective Amendment No. 1 thereto filed with the SEC on December 31, 2013, registering the resale by the selling shareholders identified therein of: (i) 2,267,003 shares of common stock issuable upon conversion of the Registrant’s unsecured 8% subordinated convertible promissory notes issued in July 2012; (ii) 105,000 shares of common stock issuable upon exercise of a warrant issued to a placement agent in connection with the offer and sale of the 2012 Notes; (iii) 315,000 shares of common stock issuable upon exercise of a warrant issued to an affiliate of such placement agent in connection with certain bridge financing; and (iv) 52,500 shares of common stock issued to such placement agent in connection with the offer and sale of the 2012 Notes.

In addition to the shares of common stock discussed above, pursuant to Rule 416 under the Securities Act, the Prior Registration Statements also registered an indeterminate number of shares of common stock issuable upon conversion of the Notes and exercise of the Warrants in connection with stock splits, stock dividends, recapitalization or similar events.
No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of each of the Prior Registration Statements. Pursuant to Rule 429(b) under the Securities Act, the prospectus included in this Post-Effective Amendment is a combined prospectus for each of the Prior Registration Statements (Nos. 333-171184 and 333-183912), and this Post-Effective Amendment also constitutes a Post-Effective Amendment No. 2 to each of the Prior Registration Statements (Nos. 333-171184 and 333-183912) .
__________________________
The Registrant hereby amends this Registration Statement on such dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities pursuant to this prospectus until the registration statement of AdCare Health Systems, Inc. filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 12, 2014
PRELIMINARY PROSPECTUS

4,968,994 SHARES OF COMMON STOCK
OF
ADCARE HEALTH SYSTEMS, INC.

This prospectus relates to the resale, from time to time, by the selling shareholders identified in this prospectus under “Selling Shareholders” of up to:

•
2,229,491 shares of common stock issued or issuable upon conversion of our unsecured 10% subordinated convertible promissory notes, with a current conversion price of $3.73 per share (the “2010 Notes”), issued by us in October 2010 (the “2010 Offering”);

•
2,267,003 shares of common stock issuable upon conversion of our unsecured 8% subordinated promissory notes, with a current conversion price of $3.97 per share (the “2012 Notes” and, together with the 2010 Notes, the “Notes”), issued by us in July 2012 (the “2012 Offering”);

•
105,000 shares of common stock issuable upon exercise of a warrant issued to a placement agent in connection with the 2012 Offering, with a current exercise price of $3.81 per share (the “2012 Placement Agent Warrant”);

•
315,000 shares of common stock issuable upon exercise of a warrant issued to an affiliate of the placement agent in the 2012 Offering in connection with a certain bridge financing, with a current exercise price of $3.81 per share (the “Bridge Warrant” and, together with the 2012 Placement Agent Warrant, the “Warrants”); and

•	52,500 shares of common stock issued to a placement agent in connection with the 2012 Offering.
The shares are being offered by the selling shareholders identified in this prospectus under “Selling Shareholders.” We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares by the selling shareholders. The selling shareholders will bear all commissions and discounts, if any, attributable to the sale of the shares. We will bear all costs, expenses and fees in connection with the registration of the shares.
The selling shareholders may sell the shares of the common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.”  The prices at which the selling shareholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.
The common stock is traded on the NYSE MKT under the symbol “ADK.” On June 11, 2014, the last reported sale of the common stock on the NYSE MKT was $4.30 per share.

You should read carefully both this prospectus and any prospectus supplement together with the additional information described in this prospectus under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2014

TABLE OF CONTENTS

Page
Prospectus Summary................................................................................................................................	1
Risk Factors..............................................................................................................................................	6
Forward-Looking Statements...................................................................................................................	9
Use of Proceeds........................................................................................................................................	10
Selling Shareholders.................................................................................................................................	11
Plan of Distribution..................................................................................................................................	16
Legal Matters...........................................................................................................................................	17
Experts.....................................................................................................................................................	17
Where You Can Find More Information..................................................................................................	17
Incorporation of Certain Information By Reference................................................................................	18
Disclosure of SEC Position on Indemnification for Securities Act Liabilities........................................	18

You should rely only on the information contained or incorporated by reference into this prospectus and in any applicable prospectus supplement. We have not authorized any other person to provide you with different information. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference into this prospectus are accurate only as of the date such information is presented. Our business, financial condition, results of operations and financial condition may have subsequently changed. You should also read this prospectus together with the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
This prospectus may be supplemented from time to time to add, update or change the information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the Internet website maintained by the Securities and Exchange Commission (the “SEC”) or at the SEC’s offices as further discussed under “Where You Can Find More Information.”

Except as otherwise indicated or unless the context requires, as used in this prospectus, references to “AdCare,” “we,” “us” and “our” refer to AdCare Health Systems, Inc., a Georgia corporation, and its consolidated subsidiaries.

PROSPECTUS SUMMARY
This summary highlights certain information contained elsewhere in this prospectus or in the documents incorporated by reference into this prospectus. It may not contain all of the information that is important to you or that you should consider before investing in our securities. Before making an investment decision, you should read this entire prospectus carefully, including “Risk Factors” and the documents incorporated by reference into this prospectus, which are described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
THE COMPANY
Overview
We own and manage skilled nursing facilities and assisted living facilities in the states of Alabama, Arkansas, Georgia, Missouri, North Carolina, Ohio, Oklahoma, and South Carolina. As of March 31, 2014, we own, lease and manage 38 facilities consisting of 35 skilled nursing facilities, two assisted living facilities and one independent living/senior housing facility which total approximately 4,300 beds/units. Our facilities provide a range of health care services to patients and residents, including, but not limited to, skilled nursing and assisted living services, social services, various therapy services and other rehabilitative and healthcare services for both long-term residents and short-stay patients. As of March 31, 2014, of the total 38 facilities, we owned and operated 25 facilities, leased and operated nine facilities, and managed four facilities for third parties.
Our skilled nursing and assisted living facilities provide services to individuals needing long-term care in a nursing home or assisted living setting and provide management of those facilities. Through our subsidiaries, we provide a full complement of administrative services as well as consultative services that permit our local facility leadership teams to better focus on the delivery of healthcare services. We also provide these services to unaffiliated third party long-term care operators and/or owners with whom we enter into management contracts. We currently provide these services to two unaffiliated facility owners. Each of our facilities is led by highly dedicated individuals who are responsible for the key operational decisions at their facilities. Facility leaders and staff are trained and motivated to pursue superior clinical outcomes, high patient and family satisfaction, operating efficiencies and financial performance at their facilities. In addition, our facility leaders are enabled and motivated to share real-time operating data and otherwise benchmark clinical and operational performance against their peers in other facilities in order to improve clinical care, maximize patient satisfaction and augment operational efficiencies, promoting the sharing of best practices.
Much of our historical growth can be attributed to our expertise in acquiring under-performing facilities and transforming them into market leaders in clinical quality, staff competency, employee loyalty and financial performance. We intend to continue to grow our revenue and earnings by:

•	focusing on efficiencies in our operations and internal growth;

•	increasing the proportion of sub-acute patients within our skilled nursing facilities;

•	expanding clinical programs within our existing facilities;

•	continuing to acquire additional facilities in existing and new markets; and

•	evaluating and potentially targeting the acquisition of complementary businesses which provide services to skilled nursing facilities.
Company History
AdCare is a Georgia corporation. We were incorporated in Ohio on August 14, 1991, under the name Passport Retirement, Inc. In 1995, we acquired substantially all of the assets and liabilities of AdCare Health Systems, Inc. and changed our name to AdCare Health Systems, Inc. On December 12, 2013, AdCare changed its state of incorporation from the State of Ohio to the State of Georgia.
Growth Strategy
Our objective is to be the provider of choice for health care and related services to the elderly in the communities in which we operate. We intend to grow our business through numerous initiatives.
We expect to continue to increase occupancy rates and revenue per occupied unit at our facilities. We believe that our current operations serve as the foundation on which we can build a large fully-integrated senior living company. We will target attractive geographic markets by using our existing infrastructure and operating model to provide a broad range of high quality care in a cost-efficient manner.
Organic Growth. We intend to focus on improving our operating margins within all of our facilities. We continually seek to maintain and improve our operating margins by:

•	increasing the proportion of higher revenue sub-acute health care services delivered at our skilled nursing facilities;

•	using data to identify providers in need of our services, understand their priorities and address their requirements;

•	attracting new residents through the on-site marketing programs focused on residents and family members;

•
actively seeking referrals from professional community outreach sources, including area religious organizations, senior social service programs, civic and business networks, as well as the medical community; and

•	continually refurbishing and renovating our facilities.
Pursue Strategic Acquisitions. We believe that our current infrastructure and extensive contacts within the industry will continue to provide us with the opportunity to evaluate numerous acquisition opportunities. We believe there is a significant opportunity for growth with a private to public arbitrage and opportunity to increase our operating margins by evaluating and potentially targeting the acquisition of complementary businesses which provide services to skilled nursing facilities.
Fragmentation in the Industry Provides Acquisition and Consolidation Opportunities. The senior living industry is highly fragmented and we believe that this provides significant acquisition and consolidation opportunities. We believe that the limited capital resources available to many small, private operators impedes their growth and exit prospects. We believe that we are well positioned to approach strategic small private operators and offer to them exit strategies which are not currently available as well as the ability to grow their business.
Emphasize Employee Training and Retention. We devote special attention to the hiring, screening, training, supervising and retention of our employees and caregivers. We have adopted comprehensive recruiting and screening programs for management positions that utilize corporate office team interviews and background and reference checks. We believe our commitment to, and emphasis on, quality hiring practices, employee training and retention differentiates us from many of our competitors.
Positioned for Growth. Our strategy typically begins with the acquisition of an independently owned, often times family operated, skilled nursing facility. We then utilize our proven clinical management and marketing programs to increase the proportion of more clinically complex sub-acute patients. These patients generate higher revenue per patient day. In many situations these patients are also more profitable. Additionally we are able to leverage our enhanced purchasing power and increase operating profit by providing more cost effective supplies and ancillary services. These management practices also assist in providing quality care to our patients and residents.

Operating Strategy
Our operating philosophy is to provide affordable, quality care to our patients and residents. We execute this strategy by empowering and supporting our local leadership teams at the facilities. These facility teams are supported by seasoned regional staff that provide consultative assistance from both a clinical and operations perspective. Additionally, we provide centralized back office administrative services to the facilities such as accounting, payroll and accounts payable processing, purchasing, and IT support. Centralizing these non-patient centric activities is more efficient and cost effective and frees up facility staff to focus on patient care.
Increase Revenues and Profitability at Existing Facilities. Our strategy includes increasing facility revenues and profitability levels through increasing occupancy levels, increasing the percentage of sub-acute patients, maximizing reimbursement rates as appropriate, providing additional services to our current residents, and containing costs. Ongoing initiatives to promote higher occupancy levels and appropriate payor and case mixes at our senior living facilities include corporate programs to promote specialized care and therapy services, as well as initiatives to improve customer service and develop safety programs to improve worker compensation insurance rates.
Offer Services Based on Level of Care. We are continually expanding our range of products and services to meet the evolving needs of our patients and residents. We have developed a variety of special clinical programs and care offerings in response to particular geographic markets.
Improve Operating Efficiencies. We actively monitor and manage our operating costs. By having an established portfolio of properties, we believe that we have a platform to achieve operating efficiencies through economies of scale in the purchase of bulk items, such as food, and in the spreading of fixed costs, such as corporate overhead, over a larger revenue base and the ability to provide more effective management supervision and financial controls.
Increase Occupancy Through Emphasis on Marketing Efforts. We emphasize strong corporate support for the marketing of our various local facilities. At a local level, our sales and marketing efforts are designed to promote higher occupancy levels and optimal payor mix. Management believes that the long-term care industry is fundamentally a local industry in which both patients and residents and the referral sources for them are based in the immediate local geographic area of the facility.
Improve Collaboration with Community Partners. Changes in healthcare have created the need for providers to create more efficient delivery models. We endeavor to work closely with our community partners to develop specific post-acute program tracts, care transition algorithms and programs to reduce hospital readmissions.

Promote an Internally-Developed Marketing Program. We focus on the identification and provision of services needed by the community. We assist each facility administrator in analysis of local demographics and competition with a view toward complementary service development. Our belief is that this locally based marketing approach, coupled with strong corporate monitoring and support, provides us an advantage over regional competitors.
Operate the Facility Based Management Model. We hire an administrator/manager and director of nursing for each of our skilled nursing facilities and provide them with autonomy, responsibility and accountability. We believe this allows us to attract and retain higher quality administrators and directors of nursing. This leadership team manages the day-to-day operations of each facility, including oversight of the quality of care, delivery of resident services, and monitoring of the financial performance and marketing functions. We actively recruit personnel to maintain adequate staffing levels at our existing facilities and provide financial and budgeting assistance for our administrators, directors of nursing and department managers.

THE OFFERING

Common stock offered by us	None

Common stock offered by selling shareholders(1)
The prospectus covers the resale, from time to time, by the selling shareholders identified in this prospectus under “Selling Shareholders” of up to:
•
2,229,491 shares of common stock issued or issuable upon conversion of the 2010 Notes;
•
2,267,003 shares of common stock issuable upon conversion of the 2012 Notes;
•
105,000 shares of common stock issuable upon exercise of the 2012 Placement Agent Warrant;
•
315,000 shares of common stock issuable upon exercise of the Bridge Warrant; and
•
52,500 shares of our common stock issued to a placement agent in connection with the 2012 Offering.

Common stock outstanding immediately prior to the offering, as of May 31, 2014	17,508,686 shares (2)

Common stock outstanding immediately after the offering	22,477,680 shares (3)

Use of Proceeds
We will not receive any proceeds from the resale by the selling shareholders of the common stock offered by this prospectus. We will receive proceeds from the exercise of the Warrants, if they are exercised on a cash basis. We intend to use any proceeds from the exercise of the Warrants for working capital and other general corporate purposes.

Risk Factors
An investment in our securities involves a high degree of risk and could result in a complete loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors identified in this prospectus under “Risk Factors” beginning on page 6.

(1)
Pursuant to registration rights agreements we entered into in connection with the issuance and sale of the Notes, we agreed to register for resale 120% of the shares of the common stock issuable upon conversion of the Notes.

(2)
Excludes: (i) 1,727,823 shares of common stock issuable upon exercise of outstanding options, at a current weighted-average exercise price of $4.58 per share of common stock; (ii) 2,894,902 shares of common stock issuable upon exercise of outstanding warrants at a current weighted-average price of $3.36 per share of the common stock; (iii) 1,637,777 shares of common stock issuable upon conversion of our subordinated convertible promissory notes issued in 2014, with a current conversion price of $4.50 per share; and (iv) 207,177 shares of the common stock reserved for issuance under our existing equity incentive plans.

(3)	Assumes the conversion of all Notes and exercise of all Warrants.

CORPORATE INFORMATION
Our principal executive offices are located at 1145 Hembree Road, Roswell, Georgia 30076, and our telephone number is (678) 869-5116. We maintain an Internet website at www.adcarehealth.com. This reference to our website is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference into this prospectus, including the risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014. The risks and uncertainties described in this prospectus and the documents incorporated by reference into this prospectus are not the only ones we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business, results of operations or financial condition. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference into this prospectus actually occurs, then our business, results of operations and financial condition could be adversely affected in a material way. This could cause the market price of the common stock to decline, perhaps significantly, and you may lose part or all of your investment.
Additional Risks Related to the Offering
The price of the common stock may be subject to volatility.
The market price of the common stock has fluctuated and could fluctuate significantly in the future as a result of various factors and events, many of which are beyond our control. These factors may include:

•	variations in our operating results;

•	changes in our financial condition, performance and prospects;

•	changes in general economic and market conditions;

•	the departure of any of our key executive officers and directors;

•	announcements by us or our competition of significant acquisitions, strategic partnerships or transactions;

•	press releases or negative publicity relating to us or our competitors or relating to trends in health care;

•	government action or regulation, including changes in federal, state and local health-care regulations to which we are subject;

•	the level and quality of securities analysts’ coverage for our stock;

•	changes in financial estimates or recommendations by securities analysts with respect to us or our competitors; and

•	future sales of the common stock.
Furthermore, the stock market in recent years has experienced sweeping price and volume fluctuations that often have been unrelated to the operating performance of affected companies. These market fluctuations may also cause the price of the common stock to decline.
In the event of fluctuations in the price of the common stock, shareholders may be unable to resell shares of the common stock at or above the price at which they purchased such shares. Additionally, due to fluctuations in the price of the common stock, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on past results as an indication of future performance.
Sales of a significant number of shares of the common stock in the public markets, or the perception that such sales could occur, could depress the market price of the common stock and impair our ability to raise capital.
Sales of a substantial number of shares of the common stock or other equity-related securities in the public markets, including the issuance of the common stock upon exercise of options or warrants or conversion of 2014 Notes, could depress the market price of the common stock. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

We do not currently pay cash dividends on the common stock and do not anticipate doing so in the future.
We have never declared or paid any cash dividends on our common stock. We intend to retain any future earnings after payment of dividends on our Series A Preferred Stock to fund our operations and, therefore, we currently do not anticipate paying any cash dividends on our common stock in the foreseeable future. In addition, no cash dividends may be declared or paid on our common stock unless full cumulative dividends on our Series A Preferred Stock have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment, for all past dividend periods.
We could be prevented from paying dividends on the common stock.
We are a holding company, and we have no significant operations. We rely primarily on dividends and other distributions from our subsidiaries to us so we may, among other things, pay dividends on the common stock, if and to the extent declared by the Board of Directors. The ability of our subsidiaries to pay dividends and other distributions to us depends on their earnings and is restricted by the terms of certain agreements governing their indebtedness. If our subsidiaries are in default under such agreements, then they may not pay dividends or other distributions to us.
In addition, we may only pay dividends on the common stock if we have funds legally available for the payment of dividends and such payment is not restricted or prohibited by law, the terms of any shares with higher priority with respect to dividends or any documents governing our indebtedness. Furthermore: (i) one of our mortgage loans prohibits the payment of dividends on the common stock if we fail to comply with certain financial covenants or if a default or event of default under the loan agreement has occurred; and (ii) another one of our mortgage loans requires the consent of the lender and the guarantor prior to payment of dividends on the common stock. As such, we could become unable, on a temporary or permanent basis, to pay dividends on the common stock. In addition, future debt, contractual covenants or arrangements we or our subsidiaries enter into may restrict or prevent future dividend payments.
The payment of any future dividends on the common stock will be at the discretion of the Board of Directors and will depend, among other things, the earnings and results of operations of our subsidiaries, their ability to pay dividends and other distributions to us under agreements governing their indebtedness, our financial condition and capital requirements, any debt service requirements and any other factors the Board of Directors deems relevant.
Takeover defense provisions may adversely affect the market price of the common stock.
Various provisions of Georgia corporation law and of our corporate governance documents may inhibit changes in control not approved by the Board of Directors and may have the effect of depriving our investors of an opportunity to receive a premium over the prevailing market price of the common stock in the event of an attempted hostile takeover. In addition, the existence of these provisions may adversely affect the market price of the common stock. These provisions include:

•	a requirement that special meetings of shareholders be called by the Board of Directors, the Chairman, the President, or the holders of shares with voting power of at least 25%;

•	a classified Board of Directors;

•	a requirement that directors may only be removed for cause and then only by an affirmative vote of at least a majority of all votes entitled to be cast in the election of such directors;

•	advance notice requirements for shareholder proposals and nominations; and

•	availability of “blank check” preferred stock.
Furthermore, we have elected to be governed by the “business combination” and “fair price” provisions of the Georgia Business Corporation Code (the “GBCC”) that could be viewed as having the effect of discouraging an attempt to take control of us. The business combination provisions would prohibit us from engaging in various business combination transactions with any interested shareholder for a period of five years after the date of the transaction in which the person became an interested shareholder unless certain designated conditions are met. The fair price provision generally restricts us from entering into certain Business Combinations (as defined in the GBCC) with an interested shareholder unless the transaction is unanimously approved by the continuing directors who must constitute at least three members of the Board of Directors at the time of such approval; or the transaction is recommended by at least two-thirds of the continuing directors and approved by a majority of the shareholders excluding the interested shareholder. For more information on these provisions of the GBCC and our other takeover defense provisions.

The Board of Directors can use these and other provisions to prevent, delay or discourage a change in control of the Company or a change in our management. Any such delay or prevention of a change in control or management could deter potential acquirers or prevent the completion of a takeover transaction pursuant to which our shareholders could receive a substantial premium over the current market price of the common stock, which in turn may limit the price investors might be willing to pay for the common stock.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus and the information incorporated by reference into this prospectus, or in other written or oral statements made by us, other than statements of historical fact, are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to matters such as our industry, business and acquisition strategies, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. We have used the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “will,” “future” and similar terms and phrases to identify forward-looking statements.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our business, results of operations and financial condition.
Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, the following:

•	the impact of regulatory and licensing changes in the healthcare industry;

•	changes in the healthcare industry due to economic and political influences;

•	delays in reimbursement, or changes to reimbursement levels, under current Medicaid and Medicare programs;

•	changes to our mix of payment sources among our current and future patients;

•	our ability to complete and successfully integrate future facility or business acquisitions;

•	our ability to obtain financing in the future in order to fund future facility or business acquisitions;

•	our ability to compete in a competitive industry;

•	our ability to retain and replace qualified nurses, health care professionals and other key personnel;

•	litigation risks;

•	environmental compliance costs and liabilities associated with our facilities;

•	the potential for us to experience additional operating losses;

•	our need to make capital expenditures to maintain and improve our facilities;

•	the potential for increased interest costs on our existing and future debt; and

•	the other factors discussed in our filings with the SEC.
Any one of these factors or a combination of these factors could materially affect our future results of operations and could influence whether any forward-looking statements ultimately prove to be accurate. Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward looking statements. We do not intend to update these statements unless we are required by the securities laws to do so.

USE OF PROCEEDS
All proceeds from the resale of the shares of the common stock offered by this prospectus will belong to the selling shareholders who offer and sell their shares. We will not receive any proceeds from the resale of the shares of the common stock by the selling shareholders. We may receive proceeds from the exercise of the Warrants, if they are exercised on a cash basis. We intend to use any proceeds from any such exercise for working capital and other general corporate purposes. We make no assurance that any Warrant will ever be exercised.

SELLING SHAREHOLDERS
The selling shareholders may use this prospectus for the resale of shares of common stock being registered hereunder for their accounts, although no selling shareholder is obligated to sell any such shares. The following tables set forth certain information regarding the selling shareholders and the shares of common stock beneficially owned by them, which information is known to us as of May 31, 2014. We are not able to estimate the number of shares of common stock that will be held by the selling shareholders after the completion of this offering because the selling shareholders may offer all, some, or none of the shares and because, to our knowledge, there currently are no agreements, arrangements or understandings with respect to the sale of any such shares. See “Plan of Distribution.”
2010 Offering
In October 2010, we sold and issued an aggregate of $11,800,000 in principal amount of the 2010 Notes to the selling shareholders identified in the table below under “2010 Offering.” The 2010 Notes bear interest at rate of 12.0% per annum payable quarterly in cash in arrears and mature on August 29, 2014. As of May 31, 2014, $4,000,000 principal amount of the 2010 Notes remain outstanding. The 2010 Notes are unsecured and subordinated in right of payment to our existing and future senior indebtedness. The current conversion price of the 2010 Notes is $3.73 per share. The conversion price is subject to adjustment for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event. If at any time on or after the six-month anniversary date of the issuance of the 2010 Notes, the weighted average price of the common stock for any 20 trading days within a period of 30 consecutive trading days equals or exceeds 200% of the conversion price and the average daily trading volume of the common stock during such 20 days exceeds 50,000 shares, then we may, subject to the satisfaction of certain other conditions, redeem the 2010 Notes in cash at a redemption price equal to the sum of 100% of the principal amount being redeemed plus any accrued and unpaid interest on such principal. In addition, the holders of a majority of the aggregate principal amount of the 2010 Notes then outstanding may require us to redeem all or any portion of the 2010 Notes upon a change of control transaction, at a redemption price in cash equal to no less than 110% of the redemption amount. Effective October 26, 2013, the 2010 Notes were amended to, among other things: (i) extend the maturity date from October 26, 2013 until August 29, 2014; (ii) increase the interest rate from 10.0% per annum to 12.0% per annum; (iii) delete the requirement to adjust the conversion price of the 2010 Notes for dilutive equity issuances; and (iv) provide for a cash payment equal to 2.0% of any principal amount which is converted before August 29, 2014.
2012 Offering
In June 2012, we sold and issued an aggregate of $7,500,000 in principal amount of the 2012 Notes to the selling shareholders identified in the table below under “2012 Offering.” The 2012 Notes bear interest at a rate of 8.0% per annum payable quarterly in cash in arrears and mature on July 31, 2015. The 2012 Notes are unsecured and subordinated in right of payment to our existing and future senior indebtedness. The current conversion price of the 2012 Notes is $3.97 per share. The conversion price is subject to adjustment for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event. If at any time on or after the six-month anniversary date of the issuance of the 2012 Notes, the weighted average price of the common stock for any 20 trading days within a period of 30 consecutive trading days equals or exceeds 200% of the conversion price and the average daily trading volume of the common stock during such 20 days exceeds 50,000 shares, then we may, subject to the satisfaction of certain other conditions, redeem the 2012 Notes in cash at a redemption price equal to the sum of 100% of the principal amount being redeemed plus any accrued and unpaid interest on such principal. In addition, the holders of a majority of the aggregate principal amount of the 2012 Notes then outstanding may require us to redeem all or any portion of the 2012 Notes upon a change of control transaction, at a redemption price in cash equal to 110% of the redemption amount. In connection with the 2012 Offering, we issued to: (i) Cantone Research, Inc., as partial compensation for services as placement agent in the 2012 Offering, 50,000 shares of common stock and the 2012 Placement Agent Warrant, which was originally to purchase 100,000 shares of common stock at an initial exercise price of $4.17 per share, subject to anti-dilution adjustments; and (ii) Cantone Asset Management LLC, as partial consideration for certain bridge financing, the Bridge Warrant, which was originally to purchase 300,000 shares of common stock at an initial exercise price of $4.00 per share, subject to anti-dilution adjustments. The 2012 Placement Agent Warrant and the Bridge Warrant currently represent the right to purchase 105,000 shares of common stock and 315,000 shares of common stock, respectively, each at an exercise price of $3.81 per share.

Selling Shareholder	Shares of Common Stock Beneficially Owned Prior to the Offering (1)(2)(3)	Number of Shares Being Offered (2)(3)(4)	Shares of Common Stock Beneficially Owned After the Offering (1)(3)(5)
			Number	Percent
2010 Offering
AQR Funds - AQR Diversified Arbitrage Fund[6]	338,740†	466,488†	0	—
AQR Opportunistic Premium Offshore Fund, L.P.[7]	12,482†	14,978†	0	—
AQR DELTA Master Account, L.P.[8]	334,169†	401,003†	0	—
Attossa Financial LLC[9]	938,338†	126,006†	0	—
Cantone, Anthony J.[10]	3,694,258[11]	160,858†	3,560,210	15.8%
2012 Offering
Aronson, Michael L.	7,932[12]	6,045†	2,894	*
Benaderet, David H13	104,508[14]	90,680†	28,941	*
Cant, Geoffrey D.	28,021[15]	12,091†	17,945	*
Cantone, Anthony J. [16]	3,694,258[17]	314,868[18]	3,379,390	15.0%
Cantone Asset Management LLC[19]	1,699,605[20]	1,699,605[21]	0	—
Cullimore Jr., Kelvyn H.	2,519††	3,023††	0	—
Cantone Research, Inc. [22]	353,644[23]	105,000[24]	248,644	1.1%
Fish, Hamilton C.	5,038††	6,045††	0	—
Flying Arrow Estate Partners[25]	8,816††	10,579††	0	—
J. Kevin Davis & Melody L. Davis	7,557††	9,068††	0	—
Jeffrey S. Hinkle & Kimberly L. Hinkle	19,744[26]	18,136††	4,631	*
Liming, William F.	2,519††	3,023††	0	—
Mills, Kenneth	4,519[27]	3,023††	2,000	*
Money Market Investment Club of Toledo[28]	16,169[29]	16,625††	2,315	*
Monte and Janet Anglin Revocable Trust[30]	4,834[31]	3,023††	2,315	*
Montieth, David	7,557††	9,068††	0	—
Neville-Landwehr, Rita	15,191[32]	12,090††	5,115	*
Phyllis Kargher & Jonathan Kushner	6,297††	7,557††	0	—
Polakoff, Stephen	12,594††	15,113††	0	—
Rahaim, T. Michael	25,189††	30,227††	0	—
Richardson, Kenneth	7,557††	9,068††	0	—
Robert L. Boxer & Susan S. Rodio	12,594††	15,113††	0	—
Sun, Karen	7,557††	9,068††	0	—
Suntup, Paul	14,604[33]	10,579††	5,788	*
Sylk, Leonard	12,594††	15,113††	0	—
The Goodrich Family Trust[34]	5,038††	6,045††	0	—
Vander Meulen, Edward	7,834[35]	3,023††	5,315	*
Weber, Marc D.	3,778††	4,534††	0	—
Young, June A.	8,612[36]	7,557††	2,315	*
Young, Robert M.	8,612[37]	7,557††	2,315	*

*     Represents less than 1% of the issued and outstanding shares of common stock as of May 31, 2014.
†     Represents shares of common stock issuable upon conversion of the 2010 Notes.
††    Represents shares of common stock issuable upon conversion of the 2012 Notes.

1For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a selling shareholder is deemed to have beneficial ownership of any shares of common stock that such selling shareholder has the right to acquire within 60 days of May 31, 2014.
2Shares are beneficially owned directly by the selling shareholder, unless otherwise indicated. Under the terms of the Notes, a selling shareholder holding any such Notes may not convert such Notes to the extent such conversion would cause such selling shareholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% (or 9.99% upon the election of the holder) of our then outstanding shares of common stock following such conversion, excluding for purposes of such determination the number of shares of common stock issuable upon: (i) conversion of the Notes which have not been converted; and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to an analogous limitation on conversion or exercise analogous.
3In accordance with the terms of the applicable registration rights agreement with the selling shareholders holding the Notes, this prospectus covers the resale of at least 120% of the maximum number of shares of common stock issuable upon conversion of the Notes. Because the conversion price of the Notes may be adjusted, the number of shares that will actually be issued upon conversion of the Notes may be more or less than the number of shares being offered by this prospectus.
4Based upon 17,508,686 shares of common stock outstanding as of May 31, 2014. For the purposes of computing the percentage of outstanding shares of common stock held by the selling shareholders named above, any shares which any selling shareholder has the right to acquire within 60 days of May 31, 2014, are deemed to be outstanding.
5Assumes that all shares of common stock being offered and registered hereunder are sold, although the selling shareholders are not obligated to sell any such shares.
6Clifford S. Asness and John S. Liew have voting and investment control with respect to the shares of common stock registered hereby for the account of AQR Funds - AQR Diversified Arbitrage Fund.
7Clifford S. Asness and John S. Liew have voting and investment control with respect to the shares of common stock registered hereby for the account of AQR Opportunistic Premium Offshore Fund, L.P.
8Clifford S. Asness and John S. Liew have voting and investment control with respect to the shares of common stock registered hereby for the account of AQR DELTA Master Account, L.P.
9Anthony J. Cantone, the Managing Member of Attosa Financial LLC, has sole voting and investment control with respect to the shares of common stock registered hereby for the account of Attosa Financial LLC. Attosa Financial LLC is an affiliate of Cantone Research, Inc., a registered broker-dealer. Attosa Financial LLC has represented to us that it purchased the 2010 Notes in the ordinary course of business and at the time of the purchase of the 2010 Notes, it had no agreements or understandings, directly or indirectly, with any person to distribute the 2010 Notes or the shares of common stock issuable upon conversion thereof.
10Pursuant to a Form 4 filed on July 13, 2012 with the SEC by Anthony J. Cantone, Mr. Cantone reported that he beneficially owns in excess of 10% of the common stock. Accordingly, Mr. Cantone may be deemed to be an “affiliate” of the Company as such term is defined in Rule 405 of the Securities Act. Mr. Cantone is an affiliate of Cantone Research, Inc., a registered broker-dealer. Mr. Cantone has represented to us that he purchased the 2010 Notes in the ordinary course of business and at the time of the purchase of the 2010 Notes, he had no agreements or understandings, directly or indirectly, with any person to distribute the 2010 Notes or the shares of common stock issuable upon conversion thereof. For a description of the arrangements between us and Mr. Cantone, see “Note 19. Related Party Transactions” to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013.
11Represents: (i) 201,831 shares of common stock held by Mr. Cantone; (ii) 269,266 shares of common stock held by affiliates of Mr. Cantone; (iii) 134,048 shares of common stock issuable upon conversion of a 2010 Note; (iv) 1,384,635 shares of common stock issuable upon conversion of a 2012 Note held by an affiliate of Mr. Cantone; (v) 938,338 shares of common stock issuable upon conversion of a 2010 Note held by an affiliate of Mr. Cantone; (vi) 218,640 shares of common stock issuable upon conversion of a 2012 Note held by Mr. Cantone; (vii) a warrant held by an affiliate of Mr. Cantone to purchase 75,000 shares of common stock at $3.96 per share; (viii) the Bridge Warrant held by an affiliate of Mr. Cantone to purchase 315,000 shares of common stock; (ix) the 2012 Placement Agent Warrant held by an affiliate of Mr. Cantone to purchase 105,000 shares of common stock; and (x) 52,500 shares of common stock issued to Mr. Cantone in connection with his services as placement agent in the offer and placement of the 2012 Notes.
12Represents: (i) 5,038 shares of common stock issuable upon conversion of a 2012 Note; and (ii) 2,894 shares of common stock.
13David Benaderet, the Trustee of David Benaderet (Revocable Trust), has sole voting and investment control with respect to the shares of common stock registered hereby for the account of David Benaderet (Revocable Trust).
14Represents: (i) 75,567 shares of common stock issuable upon conversion of a 2012 Note; and (ii) 28,941 shares of common stock.
15Represents: (i) 10,076 shares of common stock issuable upon conversion of a 2012 Note; and (ii) 17,945 shares of common stock.
16Pursuant to a Form 4 filed on July 13, 2012 with the SEC by Anthony J. Cantone, Mr. Cantone reported that he beneficially owns in excess of 10% of the common stock. Accordingly, Mr. Cantone may be deemed to be an “affiliate” of the Company as such term is defined in Rule 405 of the Securities Act. Mr. Cantone is an affiliate of Cantone Research, Inc., a registered broker-dealer. Mr. Cantone has represented to us that he purchased the 2012 Notes in the ordinary course of business and at the time of the purchase of the 2012 Notes, he had no agreements or understandings, directly or indirectly, with any person to distribute the 2012 Notes. For a description of the arrangements between us and Mr. Cantone, see “Note 19. Related Party Transactions” to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013.
17Represents: (i) 201,831 shares of common stock held by Mr. Cantone; (ii) 269,266 shares of common stock held by affiliates of Mr. Cantone; (iii) 134,048 shares of common stock issuable upon conversion of a 2010 Note; (iv) 1,384,635 shares of common stock issuable upon conversion of a 2012 Note held by an affiliate of Mr. Cantone; (v) 938,338 shares of common stock issuable upon conversion of a 2010 Note held by an affiliate of Mr. Cantone; (vi) 218,640 shares of common stock issuable upon conversion of a 2012 Note held by Mr. Cantone; (vii) a warrant held by an affiliate of Mr. Cantone to purchase 75,000 shares of common stock at $3.96 per share; (viii) the Bridge Warrant held by an affiliate of Mr. Cantone to purchase 315,000 shares of common stock; (ix) the 2012 Placement Agent Warrant held by an affiliate of Mr. Cantone to purchase 105,000 shares of common stock; and (x) 52,500 shares of common stock issued to Mr. Cantone in connection with his services as placement agent in the offer and placement of the 2012 Notes.
18Represents: (i) 52,500 shares of common stock held by Mr. Cantone; and (ii) 218,640 shares of common stock upon conversion of a 2012 Note held by Mr. Cantone.
19Anthony J. Cantone, the Managing Member of Cantone Asset Management LLC, has sole voting and investment control with respect to the shares of our common stock registered hereby for the account of Cantone Asset Management LLC.  Cantone Asset Management LLC is an affiliate of Cantone Research, Inc., a registered broker-dealer. Cantone Asset Management LLC has represented to us that it purchased the 2012 Notes in the ordinary course of business and at the time of the purchase of the 2012 Notes to be resold, it had no agreements or understandings, directly or indirectly, with any person to distribute the 2012 Notes.
20Represents: (i) 1,384,605 shares of common stock issuable upon conversion of a 2012 Note; and (ii) 315,000 shares of common stock issuable upon exercise of the Bridge Warrant.
21Represents: (i) 1,384,605 shares of common stock issuable upon conversion of a 2012 Note; and (ii) 315,000 shares of common stock issuable upon exercise of the Bridge Warrant.
22Anthony J. Cantone, the President of Cantone Research, Inc., has sole voting and investment control with respect to the shares of common stock registered hereby for the account of Cantone Research, Inc.  Cantone Research, Inc. is a registered broker-dealer and may be deemed to be an underwriter under the federal securities laws.  Cantone Research, Inc. received the securities listed in this table for Cantone Research, Inc.’s account as compensation for placement agent services rendered to us by Cantone Research, Inc. in connection with the 2011 Offering and 2012 Offering.  Cantone Research, Inc. served as a placement agent for our private placement offering of the 2012 Notes, 2011 Notes and the 2010 Notes and received customary compensation in connection therewith.

23Represents: (i) 75,000 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.96 per share which expires on October 26, 2015; (ii) 105,000 shares of common stock issuable upon exercise of the 2012 Placement Agent Warrant; and (iii) 173,644 shares of common stock.
24Represents 105,000 shares of common stock issuable upon exercise of the 2012 Placement Agent Warrant.
25Patricia West, Partner of Flying Arrow Estate Partners, has sole voting and investment control with respect to the shares of common stock registered hereby for the account of Flying Arrow Estate Partners.
26Represents: (i) 15,133 shares of common stock issuable upon conversion of a 2012 Note; and (ii) 4,631 shares of common stock.
27Represents: (i) 2,519 shares of common stock issuable upon conversion of a 2012 Note; and (ii) 2,000 shares of common stock.
28Marc Weber, Partner of Money Market Investment Club of Toledo, has sole voting and investment control with respect to the shares of common stock registered hereby for the account of Money Market Investment Club of Toledo.
29Represents: (i) 13,854 shares of common stock issuable upon conversion of a 2012 Note; and (ii) 2,315 shares of common stock.
30Monte Anglin and Janet Anglin, the Trustees of Monte and Janet Anglin Revocable Trust, have sole voting and investment control with respect to the shares of common stock registered hereby for the account of Monte and Janet Anglin Revocable Trust.
31Represents: (i) 2,519 shares of common stock issuable upon conversion of a 2012 Note; and (ii) 2,315 shares of common stock.
32Represents: (i) 10,076 shares of common stock issuable upon conversion of a 2012 Note; and (ii) 5,115 shares of common stock.
33Represents: (i) 8,816 shares of common stock issuable upon conversion of a 2012 Note; and (ii) 5,788 shares of common stock.
34Raymond H. Goodrich, the Trustee of Goodrich Family Trust, has sole voting and investment control with respect to the shares of common stock registered hereby for the account of Goodrich Family Trust.
35Represents: (i) 2,519 shares of common stock issuable upon conversion of a 2012 Note; and (ii) 5,315 shares of common stock.
36Represents: (i) 6,297 shares of common stock issuable upon conversion of a 2012 Note; and (ii) 2,315 shares of common stock.
37Represents: (i) 6,297 shares of common stock issuable upon conversion of a 2012 Note; and (ii) 2,315 shares of common stock.

PLAN OF DISTRIBUTION
We are registering the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants to permit the resale of these shares of common stock by the holders of the Notes and Warrants from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock.  We will bear all fees and expenses incident to our obligation to register the shares of common stock.
The selling shareholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions.  The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be affected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such method of sale; and

•	any other method permitted pursuant to applicable law.
If the selling shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved.)  In connection with sales of the shares of common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.  The selling shareholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.
The selling shareholders may pledge or grant a security interest in some or all of the Notes or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledges or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule

424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.  The selling shareholders also may transfer and donate the Notes, Warrants or the shares of common stock registered for their account hereby in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name and names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.
The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the applicable registration rights agreements to which they are a party, or the selling shareholders will be entitled to contribution.  We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the applicable registration rights agreement to which they are a party, or we may be entitled to contribution.
LEGAL MATTERS
The validity of the common stock offered by this prospectus has been passed upon for us by Carlile Patchen & Murphy LLP, Columbus, Ohio. Attorneys at Carlile Patchen & Murphy LLP beneficially own 11,000 shares of the common stock.
EXPERTS
The consolidated financial statements of AdCare Health Systems, Inc. and subsidiaries as of December 31, 2013 and 2012, and for the years then ended, have been incorporated by reference herein and into the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, which report is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual reports, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.
We maintain an Internet website at www.adcarehealth.com. All of our reports filed with the SEC (including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements) are accessible through the Investor Relations section of our website, free of charge, as soon as reasonably practicable after electronic filing. The reference to our website in this prospectus is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.
We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered hereby. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities being offered. This prospectus, which forms part of the registration statement, omits certain of the information contained in the registration statement in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement and related exhibits for further information with respect to us and the securities offered hereby. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.
We incorporate by reference, as of their respective dates of filing, the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the year ended December 31, 2013;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;

•	our Current Reports on Form 8-K filed with the SEC on each of January 21, 2014; February 14, 2014; March 7, 2014; March 14, 2014; May 21, 2014; June 3, 2014; and June 11, 2014; and

•
the description of the common stock contained in the Registration Statement on Form 8-A12B, filed with the SEC on November 7, 2006, including any subsequent amendment or report filed for updating such description, including the Current Report on Form 8-K filed with the SEC on December 18, 2013.

Any statement incorporated by reference in this prospectus from an earlier dated document that is inconsistent with a statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus by such statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus.
Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference into this prospectus, without charge, by written or oral request directed to AdCare Administrative Services, 1145 Hembree Road, Roswell, Georgia 30076, Attention: Investor Relations, Telephone: (678) 869-5116, or from the SEC through the SEC’s Internet website at the address provided under “Where You Can Find More Information.” Documents incorporated by reference into this prospectus are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.
DISCLOSURE OF SEC POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES
While indemnification for liabilities under the Securities Act is permitted to our directors, officers, and controlling people, we have been advised that, in the opinion of the SEC, indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim of indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers, or controlling people in a successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with our securities, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, ask a court of appropriate jurisdiction to decide whether or not such indemnification is against public policy as expressed in the Securities Act.  We will be governed by the final adjudication of the issue.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.  Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses payable by the registrant in connection with the securities being registered.  All amounts are estimates except the SEC registration statement filing fee.

SEC registration statement filing fee......................................................................................................	$929
Legal fees and expenses.........................................................................................................................	25,000
Accounting fees and expenses...............................................................................................................	10,000
Total................................................................................................................................................	$35,929

____________________

Item 15.  Indemnification of Directors and Officers
Our Articles of Incorporation and Bylaws limit the liability of our officers and directors to the extent currently permitted by the GBCC.
Subsection (a) of Section 14-2-851 of the GBCC provides that a corporation may indemnify an individual who is party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (i) such individual conducted himself or herself in good faith; and (ii) such individual reasonably believed (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation, (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation, and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe that such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GBCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct, or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the GBCC, a court may order a corporation to indemnify a director if such court determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify or advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the GBCC, failed to comply with Section 14-2-853 of the GBCC, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the GBCC but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.
Section 14-2-852 of the GBCC provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.
Section 14-2-857 of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director. If the officer is not a director (or if the officer is a director but the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer), the corporation may also indemnify and advance expenses to such officer to such further extent as may be provided by the articles of incorporation or the bylaws of the corporation, by a resolution of the board of directors of the corporation, or by contract, except for liability arising out of conduct that constitutes: (1) the appropriation, in violation of their duties, of any business opportunity of the corporation; (2) acts or omissions which involve intentional misconduct or a knowing violation of law; (3) the types of liability set forth in Section 14-2-832 of the GBCC; or (4) receipt of an improper personal benefit. An officer of a corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 of the GBCC and may apply to a court under Section 14-2-854 of the GBCC for indemnification or advances, in each case to the same extent to which a director may be entitled to indemnification under those provisions. Finally, a corporation may also indemnify an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation or bylaws, by general or specific action by its board of directors or by contract.

Our Bylaws provide that, to the fullest extent permitted by the GBCC, we shall indemnify an individual who is a party to a proceeding because he or she is or was a director or officer of the Company, provided that this limitation of liability does not apply to any liability: (i) for any transaction in which the individual appropriated a business opportunity of the Company; (ii) for any acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) under Section 14-2-832 of the GBCC (governing unlawful distributions to shareholders); or (iv) for any transaction from which the individual derived an improper personal benefit. Furthermore, our Bylaws provide for mandatory advancement of expenses provided that a director or officer provides: (A) a written affirmation of his good faith belief that his conduct does not constitute the kind of behavior with respect to which the Bylaws do not provide indemnification; and (B) his written undertaking to repay any funds advanced if it is ultimately determined that he is not entitled to indemnification under our Bylaws or the GBCC.
Item 16.     Exhibits
The agreements included as exhibits to or incorporated by reference into this registration statement are included or incorporated, as applicable, to provide information regarding the terms of these agreements and are not intended to provide any other factual or disclosure information about the Company, its business or the other parties to these agreements. These agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.
Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time, and should not be relied upon by investors.
The exhibits required to be filed with this Registration Statement are set forth on the Exhibit Index, which is incorporated herein by reference.
Item 17.    Undertakings
(a)    The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)    The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roswell, State of Georgia, on June 12, 2014.
ADCARE HEALTH SYSTEMS, INC.

By: /s/ David A. Tenwick
David A. Tenwick
Chairman, Interim Chief Executive
Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ David A. Tenwick	Chairman, Interim Chief	June 12, 2014
David A. Tenwick	Executive Officer and President
(Principal Executive Officer)

/s/ Ronald W. Fleming	Chief Financial Officer	June 12, 2014
Ronald W. Fleming	(Principal Financial Officer and
Accounting Officer)

/s/ Christopher F. Brogdon	Vice-Chairman	June 12, 2014
Christopher F. Brogdon

/s/ Michael J. Fox	Director	June 12, 2014
Michael J. Fox

/s/ Peter J. Hackett	Director	June 12, 2014
Peter J. Hackett

/s/ Philip S. Radcliffe	Director	June 12, 2014
Philip S. Radcliffe

/s/ Laurence E. Sturtz	Director	June 12, 2014
Laurence E. Sturtz

(*) By: /s/ David A. Tenwick
David A. Tenwick
Attorney-in-Fact

Index to Exhibits

Exhibit No.	Description	Method of Filing

3.1	Articles of Incorporation of AdCare Health Systems, Inc., filed with the Secretary of State of the State of Georgia on December 12, 2013	Incorporated by reference to Exhibit 3.3 of the Registrant’s Current Report on Form 8-K filed on December 27, 2013

3.2	Articles of Correction to Articles of Incorporation of AdCare Health Systems, Inc. filed with the Secretary of State of the State of Georgia on December 12, 2013	Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on December 27, 2013

3.3	Bylaws of AdCare Health Systems, Inc.	Incorporated by reference from Exhibit 3.4 of the Registrant’s Current Report on Form 8-K filed on December 27, 2013

3.4	Amendment No. 1 to the Bylaws of AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 3.7 of the Registrant’s Annual Report on Form 10-K for the Year Ended December 31, 2013

4.1	Specimen Common Stock Certificate of AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on December 18, 2013

4.2	Form of Subordinated Convertible Note, issued October 26, 2010, by AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed November 1, 2010

4.3	Form of Subordinated Convertible Note issued July 2, 2012, by AdCare Health Systems, Inc.	Incorporated by reference from Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed July 5, 2012

4.4	Warrant to Purchase 100,000 Shares of Common Stock, dated July 2, 2012, issued by AdCare Health Systems, Inc. to Cantone Research, Inc.	Incorporated by reference to Exhibit 4.3 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

4.5	Warrant to Purchase 300,000 Shares of Common Stock, dated March 30, 2012, issued by AdCare Health Systems, Inc. to Cantone Asset Management LLC	Incorporated by reference from Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012

4.6	Waiver, Amendment and Forebearance, dated as of October 26, 2013, by and among AdCare Health Systems, Inc., Anthony J. Cantone and Attosa Financial LLC	Incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on October 31, 2013

5.1	Opinion of Carlile Patchen & Murphy LLP	Previously filed

10.1	Form of Registration Rights Agreement, dated as of June 28, 2012, between AdCare Health Systems, Inc. and the Buyers signatory thereto	Incorporated by reference from Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed July 5, 2012

10.2	Registration Rights Agreement dated October 26, 2010, by and among AdCare Health Systems, Inc. and the investors named therein	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed April 6, 2011

10.3	Form of Securities Purchase Agreement, dated as of June 28, 2012, between AdCare Health Systems, Inc. and the Buyers signatory thereto	Incorporated by reference from Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed July 5, 2012

23.1	Consent of KPMG LLP	Filed herewith

23.2	Consent of Carlile Patchen & Murphy LLP (included in Exhibit 5.1 hereto)

24.1	Powers of Attorney (included on the signature page hereto)	Previously filed